Exhibit 99.1

Pegasystems Announces Financial Results for Fourth Quarter and Fiscal Year 2014

GAAP License and Cloud Revenue increases 24% in 2014;

2014 GAAP EPS of $0.42; 2014 Non-GAAP EPS of $0.74

CAMBRIDGE, Mass. – February 26, 2015 – Pegasystems Inc. (NASDAQ: PEGA), the software company empowering the world’s leading enterprises with strategic business applications, today announced results for its fourth quarter and full year ended December 31, 2014.

“This was a solid quarter for Pegasystems, capping off what was a strong year overall for the company,” said Alan Trefler, Founder and CEO of Pegasystems. “Our 2014 GAAP license revenue of $232 million represents a 21% increase compared to last year. We exceeded our original, full year GAAP revenue guidance of $576 million, ending the year with $590 million in total GAAP revenue, a 16% increase over 2013. Our strength in marketing, sales and onboarding, and customer service is driving business growth across the globe. We’re pleased our clients recognize the value we bring in transforming their customer relationship management initiatives and proud of the results our clients are achieving with our software.”

“As previously discussed, we began a transition we are very excited about in the second half of 2014,” continued Mr. Trefler. “We have evolved our market positioning and have been enhancing our products to target a broader range of clients we believe represent a significantly larger long-term revenue opportunity. We expect to continue our investment in 2015 in marketing and product development and reallocate our resources to pursue a more repeatable and scalable sales model, consistent with the value we believe our technology can bring to a broader market.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended December 31,
	2014	2014	2013	2013	% Increase
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$168,924	$169,050	$153,382	$155,578	10%	9%
License Revenue	$77,418	$77,418	$63,659	$64,181	22%	21%
Cloud Revenue	$4,468	$4,531	$3,279	$3,893	36%	16%
Net Income	$20,104	$26,104	$15,561	$23,993	29%	9%
Diluted Earnings per share (2)	$0.26	$0.33	$0.20	$0.31	30%	6%

	Year Ended December 31,				% Increase
	2014	2014	2013	2013	(Decrease)
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$590,004	$593,448	$508,954	$511,150	16%	16%
License Revenue	$232,336	$233,901	$191,876	$192,398	21%	22%
Cloud Revenue	$16,614	$17,332	$8,720	$9,334	91%	86%
Net Income	$33,255	$58,167	$38,043	$58,377	(13%)	(0%)
Diluted Earnings per share (2)	$0.42	$0.74	$0.49	$0.75	(14%)	(1%)

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.
(2)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Cash: Total cash, cash equivalents, and marketable securities at December 31, 2014 was $211.2 million, up 35% from December 31, 2013.

Cash generated from operations for the full year 2014 was $99.9 million, an increase of 24% on a year-over-year basis. Free Cash Flow, which we define as operating cash flow less Cap Ex, was $88.4 million for 2014, an increase of 18% on a year-over-year basis.

License and Cloud Backlog: The Company computes license and cloud backlog by adding billed deferred license and cloud revenue and off-balance sheet license and cloud commitments, which is business that is contracted, unbilled, and not recorded on the Company’s balance sheet.

License and Cloud Backlog (1)

	December 31,		% Increase
($ in millions)	2014	2013	(Decrease)
Total billed deferred license and cloud revenue	63.0	64.3	(2%)
Total off-balance sheet license and cloud commitments	301.5	283.1	6%
TOTAL LICENSE AND CLOUD BACKLOG	364.5	347.4	5%

(1)	See historical quarterly license backlog amounts including cloud in a separate schedule at the end of this release.

“We are pleased with our performance in 2014,” said Rafe Brown, Pegasystems CFO, “and with continued application enhancements, a strong customer base, and increased marketing to develop new customers, we believe the company is positioned for growth in 2015 and beyond. Our confidence is reflected in our 2015 total revenue guidance, which contemplates license and cloud revenue growth continuing to grow much faster than our professional services revenue.”

Business Outlook: As of February 26, 2015, Pegasystems is initiating revenue and EPS guidance for fiscal year 2015 as follows:

Full Year 2015 Revenue: GAAP and non-GAAP revenue for the full year 2015 is projected to be approximately $653 million.

Full Year 2015 Earnings Per Share: GAAP diluted earnings per share for the full year 2015 is expected to be approximately $0.49. Non-GAAP diluted earnings per share for the full year 2015 is expected to be approximately $0.78.

See the reconciliation of our GAAP diluted EPS guidance to non-GAAP diluted EPS guidance for the full year of 2015 at the end of this release.

Quarterly Conference Call

Pegasystems will host a conference call and live Webcast associated with this announcement at 5:00 p.m. EST today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-877-407-3982 (domestic) or 1-201-493-6780 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Earnings Call Archive link.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related costs, and restructuring expenses. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including our guidance regarding 2015 GAAP and non-GAAP revenue and diluted earnings per share. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services, insurance, healthcare, and communications markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our time and materials professional services arrangements, the inherent risks associated with international operations and the continued weakness in international economies, foreign currency exchange rates, the financial impact of the Antenna acquisition and any future acquisitions, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at www.pega.com/about/investors. The forward-looking statements contained in this press release represent the Company’s views as of February 26, 2015. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to February 26, 2015.

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About Pegasystems

Pegasystems (NASDAQ: PEGA) develops strategic applications for sales, marketing, service and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 500 customers include the world’s largest and most sophisticated enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega 7 platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega gives them the fastest time to value, extremely rapid deployment, efficient re-use and global scale. For more information, please visit us at www.pega.com.

Press Contacts:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Sheila Ennis

ICR for Pegasystems

sheila.ennis@icrinc.com

617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue:
Software license	$77,418	$63,659	$232,336	$191,876
Maintenance	48,684	45,071	186,239	157,309
Services	42,822	44,652	171,429	159,769

Total revenue	168,924	153,382	590,004	508,954

Cost of revenue:
Software license	1,127	1,530	4,959	6,281
Maintenance	4,921	4,166	20,014	15,272
Services	40,060	38,081	160,121	135,853

Total cost of revenue (1)	46,108	43,777	185,094	157,406

Gross profit	122,816	109,605	404,910	351,548

Operating expenses:
Selling and marketing	55,886	53,815	206,658	181,094
Research and development	28,101	20,603	108,591	79,726
General and administrative	9,065	8,391	37,442	29,594
Acquisition-related	71	761	488	1,306
Restructuring	—	1,731	192	1,731

Total operating expenses (1)	93,123	85,301	353,371	293,451

Income from operations	29,693	24,304	51,539	58,097
Foreign currency transaction (loss) gain	(1,242)	73	(3,769)	(1,593)
Interest income, net	215	148	683	524
Other income (expense), net	48	(217)	(459)	(635)

Income before provision for income taxes	28,714	24,308	47,994	56,393
Provision for income taxes	8,610	8,747	14,739	18,350

Net income	$20,104	$15,561	$33,255	$38,043

Earnings per share (2):
Basic	$0.27	$0.21	$0.44	$0.50

Diluted	$0.26	$0.20	$0.42	$0.49

Weighted-average number of common shares outstanding (2):
Basic	76,369	76,080	76,327	75,946
Diluted	78,531	78,664	78,531	77,974

Dividends declared per share (2)	$0.030	$0.015	$0.105	$0.060

(1) Includes stock-based compensation as follows:
Cost of revenue	$1,519	$951	$5,335	$4,085
Operating expenses	$3,965	$2,205	$13,870	$8,784

(2)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended December 31,						% Increase (Decrease)
	2014 GAAP	Adj.	2014 Non-GAAP	2013 GAAP	Adj.	2013 Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$168,924	$126	$169,050	$153,382	$2,196	$155,578	10%		9%
Software license	77,418	—	77,418	63,659	522	64,181	22%		21%
Maintenance	48,684	63	48,747	45,071	435	45,506	8%		7%
Services	42,822	63	42,885	44,652	1,239	45,891	(4%)		(7%)

TOTAL COST OF REVENUE	$46,108	$(2,870)	$43,238	$43,777	$(2,772)	$41,005	5%		5%
Amortization of intangible assets (2) (3)	1,351	(1,351)	—	1,821	(1,821)	—
Stock-based compensation (3)	1,519	(1,519)	—	951	(951)	—

GROSS MARGIN %	73%		74%	71%		74%	125	bp	78	bp

TOTAL OPERATING EXPENSES	$93,123	$(5,857)	$87,266	$85,301	$(6,567)	$78,734	9%		11%
Amortization of intangible assets (2) (3)	1,821	(1,821)	—	1,870	(1,870)	—
Stock-based compensation (3)	3,965	(3,965)	—	2,205	(2,205)	—
Acquisition-related	71	(71)	—	761	(761)	—
Restructuring	—	—	—	1,731	(1,731)	—

INCOME FROM OPERATIONS	$29,693	$8,853	$38,546	$24,304	$11,535	$35,839	22%		8%

OPERATING MARGIN %	18%		23%	16%		23%	173	bp	(23	) bp

INCOME TAX EFFECTS (4)	$8,610	$2,853	$11,463	$8,747	$3,103	$11,850	(2%)		(3%)

NET INCOME	$20,104	$6,000	$26,104	$15,561	$8,432	$23,993	29%		9%

DILUTED EARNINGS PER SHARE (5)	$0.26	$0.07	$0.33	$0.20	$0.11	$0.31	30%		6%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING (5)	78,531	—	78,531	78,664	—	78,664	0%		0%

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Year Ended December 31,						% Increase (Decrease)
	2014 GAAP	Adj.	2014 Non-GAAP	2013 GAAP	Adj.	2013 Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$590,004	$3,444	$593,448	$508,954	$2,196	$511,150	16%		16%
Software license	232,336	1,565	233,901	191,876	522	192,398	21%		22%
Maintenance	186,239	533	186,772	157,309	435	157,744	18%		18%
Services	171,429	1,346	172,775	159,769	1,239	161,008	7%		7%

TOTAL COST OF REVENUE	$185,094	$(11,352)	$173,742	$157,406	$(10,528)	$146,878	18%		18%
Amortization of intangible assets (2) (3)	6,017	(6,017)	—	6,443	(6,443)	—
Stock-based compensation (3)	5,335	(5,335)	—	4,085	(4,085)	—

GROSS MARGIN %	69%		71%	69%		71%	(44)	bp	(54)	bp

TOTAL OPERATING EXPENSES	$353,371	$(22,342)	$331,029	$293,451	$(17,391)	$276,060	20%		20%
Amortization of intangible assets (2) (3)	7,792	(7,792)	—	5,570	(5,570)	—
Stock-based compensation (3)	13,870	(13,870)	—	8,784	(8,784)	—
Acquisition-related	488	(488)	—	1,306	(1,306)	—
Restructuring	192	(192)	—	1,731	(1,731)	—

INCOME FROM OPERATIONS	$51,539	$37,138	$88,677	$58,097	$30,115	$88,212	(11%)		1%

OPERATING MARGIN %	9%		15%	11%		17%	(268)	bp	(231)	bp

INCOME TAX EFFECTS (4)	$14,739	$12,226	$26,965	$18,350	$9,781	$28,131	(20%)		(4%)

NET INCOME	$33,255	$24,912	$58,167	$38,043	$20,334	$58,377	(13%)		0%

DILUTED EARNINGS PER SHARE (5)	$0.42	$0.32	$0.74	$0.49	$0.26	$0.75	(14%)		(1%)

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING (5)	78,531	—	78,531	77,974	—	77,974	1%		1%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed primarily from Antenna. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Antenna as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related and restructuring expenses: We have excluded the effect of acquisition-related and restructuring expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated with the Antenna and 2014 acquisitions. These acquisition-related expenses were primarily professional fees to affect the acquisitions. We have also incurred restructuring expenses related to the integration of the Antenna acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring expenses consist primarily of lease exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	Estimated future annual amortization expense related to intangible assets as of December 31, 2014 is as follows:

Fiscal 2015	$12,210
Fiscal 2016	11,523
Fiscal 2017	9,824
Fiscal 2018	8,825
Fiscal 2019 and thereafter	3,282

Total intangible assets subject to amortization	$45,664

(3)	Below is a reconciliation of Non-GAAP operating expenses:

	Three Months Ended December 31,
	2014		2014	2013		2013
(in ‘000s)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$55,886	$(3,045)	$52,841	$53,815	$(2,530)	$51,285
Amortization of intangible assets	1,526	(1,526)	—	1,478	(1,478)	—
Stock-based compensation	1,519	(1,519)	—	1,052	(1,052)	—
Research and development	$28,101	$(1,640)	$26,461	$20,603	$(569)	$20,034
Stock-based compensation	1,640	(1,640)	—	569	(569)	—
General and administrative	$9,065	$(1,101)	$7,964	$8,391	$(976)	$7,415
Amortization of intangible assets	295	(295)	—	392	(392)	—
Stock-based compensation	806	(806)	—	584	(584)	—
Acquisition-related	$71	$(71)	$—	$761	$(761)	$—
Restructuring	$—	$—	$—	$1,731	$(1,731)	$—
TOTAL OPERATING EXPENSES	$93,123	$(5,857)	$87,266	$85,301	$(6,567)	$78,734

	Year Ended December 31,
	2014		2014	2013		2013
(in ‘000s)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$206,658	$(11,403)	$195,255	$181,094	$(9,176)	$171,918
Amortization of intangible assets	6,022	(6,022)	—	5,174	(5,174)	—
Stock-based compensation	5,381	(5,381)	—	4,002	(4,002)	—
Research and development	$108,591	$(4,841)	$103,750	$79,726	$(2,421)	$77,305
Stock-based compensation	4,841	(4,841)	—	2,421	(2,421)	—
General and administrative	$37,442	$(5,418)	$32,024	$29,594	$(2,757)	$26,837
Amortization of intangible assets	1,770	(1,770)	—	396	(396)	—
Stock-based compensation	3,648	(3,648)	—	2,361	(2,361)	—
Acquisition-related	$488	$(488)	$—	$1,306	$(1,306)	$—
Restructuring	$192	$(192)	$—	$1,731	$(1,731)	$—
TOTAL OPERATING EXPENSES	$353,371	$(22,342)	$331,029	$293,451	$(17,391)	$276,060

(4)	The GAAP income tax effects were calculated using an effective tax rate of 30% and 36% for the fourth quarter of 2014 and 2013, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 30.5% and 33.1% for the fourth quarter of 2014 and 2013, respectively.

The GAAP income tax effects were calculated using an effective tax rate of 30.7% and 32.5% for the fiscal year 2014 and 2013, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 31.7% and 32.5% for the fiscal year 2014 and 2013, respectively.

The differences between our GAAP and non-GAAP effective tax rates for 2014 primarily relate to the impact of higher non-GAAP income subjected to tax in higher tax rate jurisdictions. The differences between our GAAP and non-GAAP effective tax rates for 2013 primarily relate to the impact of non-deductible acquisition-related costs.

(5)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Pegasystems Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	December 31, 2014	December 31, 2013
Current Assets:
Cash and cash equivalents	$114,585	$80,231
Marketable securities	96,631	76,461

Total cash, cash equivalents, and marketable securities	211,216	156,692
Trade accounts receivable, net	154,844	165,641
Deferred income taxes	12,974	12,336
Income taxes receivable	4,502	4,392
Other current assets	9,544	9,148

Total current assets	393,080	348,209
Property and equipment, net	30,156	28,957
Long-term deferred income taxes	69,258	56,745
Long-term other assets	2,783	2,526
Intangible assets, net	45,664	56,574
Goodwill	46,860	43,469

Total assets	$587,801	$536,480

Current liabilities:
Accounts payable	$4,752	$3,671
Accrued expenses	42,958	31,624
Accrued compensation and related expenses	47,250	44,401
Deferred revenue	134,672	110,690

Total current liabilities	229,632	190,386
Income taxes payable	24,896	21,269
Long-term deferred revenue	20,859	34,196
Other long-term liabilities	17,709	18,841

Total liabilities	293,096	264,692
Stockholders’ equity:	294,705	271,788

Total liabilities and stockholders’ equity	$587,801	$536,480

Pegasystems Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,

	2014	2013
Operating activities:
Net income	$33,255	$38,043
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefits from equity awards and deferred income taxes	(17,283)	(13,443)
Depreciation, amortization, foreign currency transaction loss, and other non-cash items	28,290	25,074
Stock-based compensation expense	19,205	12,869
Change in operating assets and liabilities, net	36,422	18,160

Cash provided by operating activities	99,889	80,703

Cash used in investing activities	(37,657)	(63,997)

Cash used in financing activities	(24,032)	(14,567)

Effect of exchange rate on cash and cash equivalents	(3,846)	567

Net increase in cash and cash equivalents	34,354	2,706
Cash and cash equivalents, beginning of period	80,231	77,525

Cash and cash equivalents, end of period	$114,585	$80,231

Pegasystems Inc.

Historical License and Cloud Backlog

($ in thousands)

	2014 Q4	2014 Q3	2014 Q2	2014 Q1	2013 Q4	2013 Q3	2013 Q2	2013 Q1
Total billed deferred license and cloud revenue	63,048	68,561	54,938	62,741	64,267	34,644	37,312	31,765

Total off-balance sheet license and cloud commitments	301,409	265,309	298,658	270,243	283,099	248,403	246,821	253,623

TOTAL LICENSE AND CLOUD BACKLOG	$364,457	$333,870	$353,596	$332,984	$347,366	$283,047	$284,133	$285,388

Pegasystems Inc.

FY 2015 Reconciliation of Forward-Looking Guidance

($ in thousands, except per share amounts)

	Fiscal Year 2015
Net Income and Diluted EPS - GAAP basis	$38,943	$0.49

Adjustment to exclude amortization of intangible assets, net of tax	7,769	0.10
Adjustment to exclude stock-based compensation, net of tax	15,278	0.19

Net Income and Diluted EPS - Non-GAAP basis	$61,990	$0.78